UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

PULMONX CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-39562	77-0424412
(State or Other Jurisdiction		(Commission File Number)	(IRS Employer
of Incorporation)			Identification No.)
700 Chesapeake Drive
Redwood City,	CA		94063
(Address of Principal Executive Offices)			(Zip Code)
(650)364-0400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LUNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2025, Pulmonx Corporation (the “Company”) issued a press release announcing its financial results for the third fiscal quarter ended September 30, 2025. A copy of the Company’s press release dated October 27, 2025, titled “Pulmonx Announces Management Transition and Preliminary Third Quarter 2025 Revenue” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Executive Officer

On October 21, 2025, Steven S. Williamson resigned as President and Chief Executive Officer and a member of the Board of Directors of Pulmonx Corporation (the “Company”), effective as of October 27, 2025 (the “Effective Date”). Mr. Williamson entered into a agreement with the Company dated October 24, 2025 (the “Williamson Separation Agreement”) which provides that in connection with Mr. Williamson’s resignation he will receive (i) $600,000 payable over the twelve months subsequent to the Effective Date and (ii) reimbursement of COBRA premiums for up to 14 months. Additionally, in order facilitate an orderly leadership transition, Mr. Williamson and the Company entered into a Consulting Agreement, dated October 24, 2025 (the “Williamson Consulting Agreement”) through December 1, 2025 pursuant to which in exchange for Mr. Williamson’s services, (i) the Company will pay Mr. Williamson a fee of $50,000 and (ii) Mr. Williamson’s equity awards will continue to vest in accordance with their terms until December 1, 2025.

The foregoing summary of the Williamson Separation Agreement and the Williamson Consulting Agreement is qualified in its entirety by reference to the complete text of the Williamson Separation Agreement and the Williamson Consulting Agreement which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Appointment of Principal Executive Officer and Director

On October 21, 2025, the Company’s Board of Directors appointed Glendon E. French as the Company’s President and Chief Executive Officer as of the Effective Date. Mr. French will continue as a Class I member of the Board of Directors. Mr. French, aged 63, has served as a member of our Board since December 2014. Mr. French previously served as the Company’s President and Chief Executive Officer from December 2014 to March 2024 and as a Senior Advisor from March 2024 to May 2024. From January 2014 to November 2014, Mr. French served as Chief Executive Officer and as a director of ApniCure, a medical device company. From October 2010 to December 2012, Mr. French served as President, Pulmonary Endoscopy for Boston Scientific Corporation, a medical device company. From December 2003 to October 2010, Mr. French served as President and Chief Executive Officer and as a director of Asthmatx, Inc., a medical device company. In addition,Mr. French has served on the board of directors of Myka Labs, Inc. since July 2024, the board of directors of CoLabs, Inc. since January 2025, and the board of directors of EDAP TMS S.A. since February 2025. Mr. French served as the Executive Chairman of the board of directors of Levita Magnetics International Corp., a medical device company, from August 2013 to January 2022. Mr. French holds a B.A. in History from Dartmouth College and an M.B.A. from the Wharton School at the University of Pennsylvania. There are no family relationships between Mr. French and any of the Company’s directors or executive officers, and there are no transactions between Mr. French and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

French Offer Letter

Mr. French’s offer letter provides for at-will employment and contains standard confidentiality, non-solicitation and assignment of intellectual property provisions. Under the terms of Mr. French’s offer letter, he will be paid an annual base salary of $625,000 and will be eligible to receive an annual bonus with a target bonus opportunity equal to 100% of his annual base salary. The Company also agreed to grant Mr. French a restricted stock unit award for 1,200,000 shares of Company common stock (the “RSU”), and a performance stock unit award for 800,000 shares of Company common stock (the “PSU”) (the RSU and the PSU are collectively, the “Initial Grants”), The RSU will vest in equal quarterly installments over the three-year period following the date of grant on each of the Company’s Quarterly Grant Dates (as defined below) over that three-year period, subject to Mr. French’s continued employment through each such Quarterly Grant Date. The PSU will be subject to two vesting conditions: (a) a time-based condition (the “Time-Based Condition”), which will be met 33% on the Quarterly Grant Date occurring approximately one year following the date of grant, and the remainder in equal installments on each of the subsequent eight (8) Quarterly Grant Dates, subject to Mr. French’s continued employment through each such Quarterly Grant Date and (b) a performance vesting condition, which will be met upon the certification by the Compensation Committee that the average closing price of a share of Company common stock over a period of sixty (60) consecutive trading days is greater than four dollars ($4.00) per share (the “Performance Condition”). Only upon meeting both the Time-Based Condition and the Performance Condition will the related portion of the PSU vest. The Initial Grants will be made pursuant to the Company’s 2020 Equity Incentive Plan. Mr. French will not receive any additional compensation for his service as a member of the board of directors.

The foregoing summary of Mr. French’s offer letter is qualified in its entirety by reference to the complete text of the offer letter which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Severance and Change in Control Plan

Pursuant to the terms of his offer letter, Mr. French is also eligible to participate in the Company’s severance and change in control plan which is filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-248635) filed with the SEC on September 28, 2020.

Departure of Chief Financial Officer

On October 21, 2025, Mehul Joshi resigned as Chief Financial Officer of the Company, effective the Effective Date. Mr. Joshi entered into an agreement with the Company dated October 24, 2025 (the “Joshi Separation Agreement”) which provides that in connection with Mr. Joshi’s separation from the Company as of the Effective Date he will receive (i) $347,625 payable over the nine months subsequent to the Effective Date and (ii) reimbursement of COBRA premiums for up to 11 months. Additionally, in order facilitate an orderly leadership transition, Mr. Joshi and the Company entered into a Consulting Agreement, dated October 24, 2025 (the “Joshi Consulting Agreement”) through December 1, 2025 pursuant to which in exchange for Mr. Joshi’s services, (i) the Company will pay Mr. Joshi a fee of $30,000 and (ii) Mr. Joshi’s equity awards will continue to vest in accordance with their terms until December 1, 2025.

The foregoing summary of the Joshi Separation Agreement and the Joshi Consulting Agreement is qualified in its entirety by reference to the complete text of the Joshi Separation Agreement and the Joshi Consulting Agreement which are filed as Exhibit 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Appointment of Chief Operating Officer and Chief Financial Officer

On October 21, 2025, the Company’s Board of Directors appointed Derrick Sung, Ph.D., aged 52, as the Company’s Chief Operating Officer and Chief Financial Officer as of November 3, 2025 (the “Sung Effective Date”). Since November 2023, Dr. Sung has served as Chief Financial Officer of Aerin Medical, Inc., a medical device company serving the Ear, Nose, and Throat medical specialty. From May 2019 to October 2023, Dr. Sung served as the Company’s Chief Financial Officer. From May 2015 to May 2019, Dr. Sung served as the Executive Vice President of Strategy and Corporate Development for iRhythm Technologies, Inc., a digital healthcare and medical technology company. From February 2008 to April 2015, Dr. Sung was the senior equity research analyst covering the medical devices sector for Sanford C. Bernstein & Co., LLC, a subsidiary of AllianceBernstein L.P. From 2004 to 2008, he served as Director of Marketing and Business Development in the Neuromodulation division of Boston Scientific Corporation. From 2000 to 2004, Dr. Sung was a management consultant at The Boston Consulting Group, a business consulting firm. Dr. Sung holds a Ph.D. in Bioengineering from The University of California, San Diego, an M.B.A. from San Diego State University and a B.S. in Mechanical Engineering from Stanford University. Dr. Sung has served on the board of directors of Sensydia Corporation since August 2018. There are no family relationships between Dr. Sung and any of the Company’s directors or executive officers, and there are no transactions between Dr. Sung and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Sung Offer Letter

Dr. Sung’s offer letter provides for at-will employment and contains standard confidentiality, non-solicitation and assignment of intellectual property provisions. Under the terms of Dr. Sung’s offer letter, he will be paid an annual base salary of $500,000 and will be eligible to receive an annual bonus with a target bonus opportunity equal to 60% of his annual base salary. The Company also agreed to grant Dr. Sung a restricted stock unit award for 1,200,000 shares of Company common stock (the “RSU”), and a performance stock unit award for 400,000 shares of Company common stock (the “PSU”) (the RSU and the PSU are collectively, the “Initial Grants”). The RSU will vest 25% on the Quarterly Grant Date occurring approximately one year following the date of grant, and the remainder will vest in equal installments on each of the subsequent twelve (12) Quarterly Grant Dates, subject to Dr. Sung’s continued employment through each such Quarterly Grant Date. The PSU will be subject to two vesting conditions: (a) a time-based condition (the “Time-Based Condition”), which will be met 33% on the Quarterly Grant Date occurring approximately one year following the date of grant, and the remainder in equal installments on each of the subsequent eight (8) Quarterly Grant Dates, subject to Dr. Sung’s continued employment through each such

Quarterly Grant Date and (b) a performance vesting condition, which will be met upon the certification by the Compensation Committee that the average closing price of a share of Company common stock over a period of sixty (60) consecutive trading days is greater than four dollars ($4.00) per share (the “Performance Condition”). Only upon meeting both the Time-Based Condition and the Performance Condition will the related portion of the PSU vest. The Initial Grants were an inducement material to Dr. Sung in deciding to accept employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

The foregoing summary of Dr. Sung’s offer letter is qualified in its entirety by reference to the complete text of the offer letter which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Severance and Change in Control Plan

Pursuant to the terms of his offer letter, Dr. Sung is also eligible to participate in the Company’s severance and change in control plan which is filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-248635) filed with the SEC on September 28, 2020.

Indemnification Agreement

The Company will also enter into its standard form of director and officer indemnification agreement with Dr. Sung. The form of director and officer indemnification agreement is filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-248635) filed with the SEC on September 24, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated October 24, 2025 by and between Steven S. Williamson and Pulmonx Corporation
10.2	Consulting Agreement dated October 24, 2025 by and between Steven S. Williamson and Pulmonx Corporation
10.3	Offer Letter, dated October 20, 2025 by and between Glendon E. French and Pulmonx Corporation
10.4	Letter Agreement, dated October 24, 2025 by and between Mehul Joshi and Pulmonx Corporation
10.5	Consulting Agreement dated October 24, 2025 by and between Mehul Joshi and Pulmonx Corporation
10.6	Offer Letter, dated October 20, 2025 by and between Derrick Sung and Pulmonx Corporation
99.1	Press Release of Pulmonx Corporation, dated October 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulmonx Corporation

Dated: October 27, 2025

By:	/S/ DAVID LEHMAN
David Lehman
General Counsel